EXHIBIT 99.1

Bob Stanton

Investor Relations

(408) 878-6447

rbstanton@riverstonenet.com

RIVERSTONE NETWORKS REPORTS PRELIMINARY SECOND QUARTER FISCAL 2004 RESULTS

SANTA CLARA, Calif., September 25, 2003 — Riverstone Networks, Inc. (RSTN.PK) today reported preliminary quarter results for the period ended August 30, 2003. All statements herein represent current expectations and are based on preliminary, unaudited results which are subject to change as a result of the Company’s ongoing restatement process and its accounting practices review. The Company believes that, taking into account the impact of the restatement, revenues for the second quarter of fiscal 2004 will be between $10.0 million and $12.0 million. Additionally, the Company’s net cash position, defined as cash equivalents and short-term and long-term marketable investments net of the face value of the Company’s convertible subordinated notes due 2006, was $155.4 million.

As previously disclosed, the review of Riverstone’s accounting practices by a special committee of the board of directors is ongoing. Riverstone is attempting to conclude its review and the restatement process, file its Form 10-K and Form 10-Q and issue any restatements promptly, but it presently cannot state with any certainty when this will occur. There can be no assurance that the restatement process and/or the accounting practices review will not result in a determination to revise the preliminary estimates provided in this release or the previously announced preliminary results of the review, or to further restate the Company’s financial statements.

As previously disclosed, the trustee for the Company’s 3.75% convertible subordinated notes due 2006 has asserted that an event of default has occurred under the Indenture and purported to declare all amounts owing on the notes and under the Indenture to be immediately due and payable. Riverstone disputes the trustee’s position and has notified the trustee that the trustee failed to provide proper notice to commence the 60 day period, and that therefore an event of default has not occurred and the trustee is not entitled to declare any amounts to be immediately due and payable. There can be no assurances that the Company will be able to avoid accelerated repayment under the terms of the Indenture.

Conference Call

Riverstone Networks will hold a conference call today, September 25, 2003, beginning at 5:00 p.m. EDT/2:00 p.m. PDT, to discuss operational directions and these preliminary results.

Investors can listen to the conference call on the Internet. To listen to the live call, go to http://ir.riverstonenet.com at least 15 minutes prior to the start time to download and install necessary audio software. For those unable to listen to the live broadcast, replay will be available one hour after the conclusion of the call at http://ir.riverstonenet.com and, through Thursday, October 2, 2003, at (303) 590-3000, pass code 552775.

About Riverstone Networks

Riverstone Networks, Inc. (RSTN.PK) provides carrier class switches and routers for mission critical networks. From the metropolitan edge to the campus network, Riverstone’s advanced technology delivers the control and reliability carriers, government organizations, educational institutions and large corporations require. Worldwide, operators of mission critical networks trust Riverstone. For more information, please visit www.riverstonenet.com.

Except for the historical information contained herein, the matters set forth in this press release, including the preliminary estimates for the second quarter of fiscal 2004, actions to be taken, Riverstone’s beliefs as to the claims of default and the effect of such claims, and the timing of any restatement and the filing of the Company’s Form 10-K and 10-Q, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date hereof and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include the results and effect of the accounting practices review, changes in the scope and nature of, and the outcome of, the SEC investigation regarding the Company’s accounting practices, the ability of the Company to file its Form 10-K and Form 10-Q, whether the Company’s outstanding convertible notes are subject to accelerated repayment under the terms of the indenture governing the notes and the impact of any such repayment on the Company or its business, the impact of the restatement on the Company’s financial results, and the risks detailed from time to time in the Company’s SEC reports, including its quarterly report on Form 10-Q for the period ended November 30, 2002 and amended current report on Form 8-K/A dated August 26, 2003. The Company disclaims any intent or obligation to update or revise these forward looking statements.

Riverstone Networks is a trademark of Riverstone Networks, Inc. All other trademarks, service marks, and trade names belong to their respective owners.

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